CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-14 of the 360 Funds and to the use of our report dated November 28, 2016 on the financial statements and financial highlights of Crow Point Alternative Income Fund, a series of shares of beneficial interest in Northern Lights Fund Trust. Such financial statements and financial highlights appear in the September 30, 2016 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania
September 11, 2017